UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 5, 2021

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	HBCP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) An Annual Meeting of Shareholders of the Company was held on May 5, 2021.

(b) There were 8,707,134 shares of common stock of the Company eligible to be voted at the Annual Meeting and 7,082,325 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the votes for each proposal were as follows:

1.Election of Directors

For a three-year term expiring in 2024.

Director	For	Withheld	Broker Non-votes
John W. Bordelon	5,339,239	193,249	1,549,837
John A. Hendry	4,819,521	712,967	1,549,837

For a one-year term expiring in 2022.

Director	For	Withheld	Broker Non-votes
Ann Forte Trappey	5,481,723	50,765	1,549,837

2.To approve the Home Bancorp, Inc. 2021 Equity Incentive Plan.

For	Against	Abstain	Broker Non-votes
5,251,240	271,250	9,998	1,549,837

3.To ratify the appointment of Wipfli LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstain
7,062,689	9,080	10,556

At the Annual Meeting, the shareholders of the Company elected each of the nominees as director, approved the Home Bancorp, Inc. 2021 Equity Incentive Plan and adopted the proposal to ratify the appointment of the Company’s independent registered public accounting firm.

(c)Not applicable
(d)Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME BANCORP, INC.

Date: May 6, 2021	By:	/s/ John W. Bordelon
John W. Bordelon
Chairman of the Board, President and Chief Executive Officer